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                                BIO-PLEXUS, INC.
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                (Name of Registrant as Specified In Its Charter)

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                                BIO-PLEXUS, INC.
                               129 RESERVOIR ROAD
                            VERNON, CONNECTICUT 06066


February 23, 2000


Dear Bio-Plexus Stockholder:

I am writing to ensure you receive a copy of a press release sent by the Company earlier this week. I have enclosed the release entitled Bio-Plexus to Adjourn Special Meeting for your review.

As you can see, the Board of Directors has determined to adjourn and reschedule the Special Meeting of Shareholders. The meeting had originally been scheduled for Monday, February 28, 2000 in Hartford, Connecticut.

On behalf of Bio-Plexus, I apologize for any frustration or inconvenience this may cause. If necessary, a new record date will be established for the purposes of determining the shareholders entitled to vote at the Special Meeting. I will contact you when the new meeting date, time, and location is set.

In the meantime, I look forward to seeing you at the soon-to-be-scheduled Special Meeting, and I thank you for your continued support of Bio-Plexus.


Sincerely,


Carl R. Sahi
President & CEO


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                                BIO-PLEXUS, INC.
                               129 Reservoir Road
                            Vernon, Connecticut 06066


FOR IMMEDIATE RELEASE
COMPANY CONTACT:           CAROL COBURN
                           860.870.6112 extension 317
                           BIO.PLEXUS@SNET.NET

                      BIO-PLEXUS TO ADJOURN SPECIAL MEETING

Vernon, CT - February 24, 2000 - Bio-Plexus today announced it will adjourn the special meeting of shareholders that was scheduled for February 28 to approve, among other things, the $17.5 million financing commitment from Appaloosa Management L.P. The adjournment will allow Bio-Plexus and Appaloosa additional time to align the financing terms to better reflect adjustments to the company's plans and direction.

"Appaloosa and Bio-Plexus have agreed to work together to adjust the financing terms to better reflect the company's business and strategies. We expect the adjusted terms to allow both parties the flexibility to be successful," said Carl Sahi, Bio-Plexus president and chief executive officer.

The new terms of the financing are expected to take into account Appaloosa's risk during the early phase of the relationship with Bio-Plexus and prior to making additions to the company's senior management team. Appaloosa will also extend the current bridge loans to the company without additional fees in order to provide additional time to close the final financing package. "We expect to announce the new date of the special meeting of shareholders soon, and, if necessary, establish a new record date to determine the shareholders entitled to vote at such meeting," Sahi added.

Bio-Plexus, Inc. (NASDAQ: BPLX), designs, develops, manufactures and holds U.S. and international patents on safety medical needles and other products under the PUNCTUR-GUARD(R), DROP-IT(R), and PUNCTUR-GUARD REVOLUTION(TM) brand names. In studies by the Centers for Disease Control (January 1997) and ECRI, (Health Devices, June 1998 and October 1999) Punctur-Guard needles ranked highest of all devices studied. Accidental needlesticks number about one million per year in the United States and can result in the transmission of deadly diseases including HIV and Hepatitis B and C.

NOTE: THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR DISCUSSED IN OTHER PRESS RELEASES ISSUED BY THE COMPANY.
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2000